Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-283111 on Form N-2 of our report dated March 18, 2025, relating to the financial statements and financial highlights of Antares Private Credit Fund as of and for the year-ended December 31, 2024. We also consent to the reference to us under the headings “Financial Highlights”, “Senior Securities”, and "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

January 30, 2026